POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that I, James S. Kelly, Jr., have made, constituted and appointed and by these presents do hereby make, constitute and appoint each of Richard W. Talarico and Dean C. Praskach, my true and lawful attorney-in-fact to:

(1) execute for and on my behalf, in my capacity as an officer and/or director of Allin Corporation, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder and any other forms or reports that I may be required to file in connection with my ownership, acquisition or disposition of securities of Allin Corporation;

(2) do and perform all and every act for and on my behalf which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5, or other form or report, and the timely filing of such form with the United States Securities and Exchange Commission and any other authority as required by the Securities Exchange Act of 1934, as amended, and the rules thereunder; and

(3) take any other action whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

  I hereby grant to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in the exercise of any of the rights and powers herein granted, as fully, to all intents and purposes as I might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue thereof.  I acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is Allin Corporation assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

  This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in securities issued by Allin Corporation, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.

  IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 5th day of February, 2004.

WITNESS:

/s/ Dean C. Praskach     /s/ James S. Kelly, Jr.
       Signature

       James S. Kelly, Jr.
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